UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of Principal Executive Offices) (Zip Code)

212-522-1212

(Registrant’s Telephone Number, Including Area Code)

1271 Avenue of the Americas

New York, New York 10020

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2016, the Board of Directors (the “Board”) of Time Inc. (the “Company”) elected Mr. Michael Zeisser as a director, effective immediately.

Mr. Zeisser has been Chairman, U.S. Investments, for Alibaba Group since October 2013. From 2003 to 2013, Mr. Zeisser was Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation). Prior to joining Liberty Media, Mr. Zeisser was a partner at McKinsey & Company in New York from 1996 to 2003, where he co-founded and led McKinsey’s Internet Practice.

Mr. Zeisser currently serves on the boards of XO Group, Inc. and Shutterfly, Inc. He previously served on the boards of TripAdvisor, Inc. and IAC/Interactive Corp. Mr. Zeisser is a member of the Media Advisory Group of the American Association for the Advancement of Science.

As a director, Mr. Zeisser will participate in the compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 21, 2015. Mr. Zeisser has not yet been named to a Board committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC.

Date: February 9, 2016	/s/ Lawrence Jacobs
Name: Lawrence Jacobs
Title: EVP, General Counsel & Corporate Secretary